Exhibit 99.1

FOR IMMEDIATE RELEASE

COMMSCOPE HAS NO CURRENT PLANS TO PURSUE
PROPOSED ACQUISITION OF ANDREW

HICKORY, N.C., August 11, 2006 — CommScope, Inc. (NYSE: CTV) today issued the following statement regarding its proposed acquisition of Andrew Corporation (Nasdaq: ANDW):

“After careful consideration with our advisors, CommScope has decided not to pursue its proposal to acquire Andrew Corporation at the present time.  CommScope’s operational excellence and financial discipline have made us a global leader in the ‘last mile’ of telecommunications. We intend to continue building upon our leadership position and we are confident that CommScope is poised to continue creating value for its stockholders.”

About CommScope

CommScope (NYSE: CTV) (www.commscope.com) is a world leader in the design and manufacture of “last mile” cable and connectivity solutions for communication networks. Through its SYSTIMAX® Solutions™ and Uniprise® Solutions brands CommScope is the global leader in structured cabling systems for business enterprise applications.  It is also the world’s largest manufacturer of coaxial cable for Hybrid Fiber Coaxial applications.  Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

Forward-Looking Statements

This press release contains forward-looking statements that are based on information currently available to management, management beliefs, as well as on a number of assumptions concerning future events.  Statements made in the future tense, and statements using words such as “intend” and “confident” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope.  These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered.  Relevant risks and uncertainties generally applicable to CommScope include, but are not limited to: changes in cost and availability of key raw materials and our ability to recover these costs from our customers through price increases; the challenges of executing our previously announced global manufacturing initiatives; customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; the risk that our internal production capacity and that of our contract manufacturers may be insufficient to meet customer demand for our products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among our customers; competitive pricing and acceptance of our products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending our intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve; legal proceedings may be commenced by or against CommScope.  For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission, which are available on CommScope’s website or at www.sec.gov.  In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

# # #

Contacts:

Investor Relations: Phil Armstrong +1-828-323-4848	Media Relations: Betsy Lambert +1-828-323-4873	Matthew Sherman / Jeremy Jacobs Joele Frank, Wilkinson Brimmer Katcher +1-212-355-4449